                                      EX-10
                                EXHIBIT 10(d)(2)

                         SEVERANCE AND RELEASE AGREEMENT
                         -------------------------------

        THIS SEVERANCE AND RELEASE AGREEMENT (the "Agreement"), entered into as of January 23, 1999 by and between Inter*Act Systems, Incorporated, a North Carolina corporation (the "Company"), and Thomas A. Manna, an individual and resident of New York ("Manna"),

                              W I T N E S S E T H:

        Whereas, Manna and the Company desire to memorialize their understanding and agreement with respect to various matters relating to the termination of Manna's employment with the Company;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereto agree as follows:

        1. Resignation Date. Manna understands, acknowledges and agrees to resign as an employee and an officer of the Company and that his employment with the Company shall terminate as of January 7, 1999.

        2. Severance Benefit. After the Effective Date, the Company will continue to pay Manna's salary minus applicable withholdings for a period of 12 months from the "Presentation Date" of this Severance and Release Agreement, as provided for in the offer letter from the Company to Manna dated March 15, 1997 ("March 15, 1997 Letter"). In addition the Company will pay Manna $40,000.00 as an Incentive Pay Opportunity stipulated in the letter of September 1, 1998, amending the March 15, 1997 Letter). Manna and the Company agree that the terms of both the letter of September 1, 1998 and the March 15, 1997 Letter are hereby amended to pay out the $40,000.00 Incentive Pay Opportunity in equal installments of $5,000.00 per month. Manna acknowledges and agrees that, except for accrued salary, vacation pay and reimbursement of expenses approved in accordance with Company policy owing through January 7, 1999, he is entitled to no other salary, compensation, benefits, bonuses or perquisites from the Company. As additional consideration the Company will pay for Manna's full medical and dental premiums for a period of six months from the "Presentation Date" under federal COBRA regulations. COBRA insurance coverage for the 12 month period beyond that will be at Manna's expense.

        3. Stock Options. Manna's options to purchase shares of Inter*Act's common stock will vest as set forth in the March 15, 1997 Letter and as provided for in the 1994 Stock Compensation Plan Agreement and the 1996 NonQualified Stock Option Plan Agreement between Manna and the Company, both of which were dated as of March 31, 1997. Manna's vested options will expire if unexercised within three months following the termination of Manna's employment.

Severance and Release Agreement                                      Page 1 of 4

        Subject to Board or Committee approval, Manna's Option Agreements will be voluntarily amended to extend the exercise period for all vested shares for a period of one year from Manna's resignation date.

        4. Release. As material inducement for the Company to enter into this Agreement, to pay the severance benefit and accelerate the options described herein, Manna for himself, his heirs, his executors, administrators, successors and assigns, fully, finally and forever releases and discharges the Company and each and every one of its affiliate and parent companies, agents, directors, employees, officers, successors, assigns and attorneys (hereinafter collectively referred to as "the Company"), of and from any, every and all manner of actions, cause and causes of actions, suits, debts, dues, sums of money, damages, judgments, decrees, claims, costs, expenses, loss of services, back wages, front pay, liquidated damages, punitive damages, injunctive relief, attorneys' fees and demands of whatsoever kind and nature prior to and including the Effective Date of this Agreement, including but not limited to all claims based on allegations of discrimination, whether based on grounds of race, color, religion, sex, age, national origin, disability or otherwise, and particularly on account of any claims arising under the Age Discrimination In Employment Act ("ADEA"), the Employee Retirement Income Security Act, Title VII of the Civil Rights Act of 1964 claims relating to hiring, assignment, classification, transfer, promotion, compensation, fringe benefits, layoffs, leaves of absence, discipline, demotion, termination, forced resignation, referrals for employment or otherwise, claims relating in any way to the termination of Manna or the execution of this Agreement, and any other federal, state or common law claims which Manna now has or claims to have, or which Manna at any time heretofore had or claimed to have against any of them (collective, "Such Claims"). Manna further covenants not to sue or bring any administrative actions relating to any Such Claims, except that this release and covenant not to sue shall not release the Company of the continuing payments and benefits obligations set forth in this Agreement.

        5. Other Benefits. The parties further agree that COBRA rights following the Effective Date of this Agreement have been or will be tendered to Manna for the purpose of continuing health coverage of Manna and /or his dependents, and that if Manna elects to continue applicable health benefits under COBRA, the Company will continue the benefits as required by law provided that Manna makes the applicable individual premium payments in a timely manner after the initial six month period paid by the Company. The parties further agree that the termination of Manna's employment shall not prejudice any vested benefits which Manna has in any pension, profit sharing, retirement or other benefit plans beyond January 7, 1999. Finally, the parties agree that the payments and benefits set forth herein constitute all the payments and benefits Manna is entitled to receive in the future from the Company.

         6. Confidentiality. The parties agree that the terms of the Agreement shall remain confidential and shall not be disclosed to persons other than the following: specific representatives of the Company (Stephen R. Leeolou, Richard
A. Vinchesi, Peter S. Rickler), members of Manna's immediate family and the attorneys, accountants and other advisors representing the parties, except that the terms of this Agreement may be disclosed

Severance and Release Agreement                                      Page 2 of 4
as required by law. Also, Manna agrees that he will continue to hold in confidence all knowledge or information of a confidential nature with respect to the business of the Company, and its affiliated companies, received by him during his employment with the Company..

        7. Future Employment. Manna waives any and all claims of employment, now and in the future, with or by the Company or its affiliate companies, and agrees that under no circumstances will the Company or its affiliate companies be required to employ Manna in the future. Further, Manna agrees not to apply for or otherwise seek employment with the Company or its affiliate companies in the future.

        8. Employment, Noncompetition and Nondisclosure Agreement. Manna agrees that the Employment, Noncompetition and Nondisclosure Agreement Employee between him and the Company entered into as of March 31, 1997 shall remain in full force and effect and bind Manna.

        9. Acknowledgments. Manna acknowledges that he has carefully read this Agreement, that he knows and understands the contents of this Agreement, that he has had ample opportunity to review the terms of this Agreement, that he is under no pressure to execute this Agreement, that he has consulted or had the opportunity to consult with a lawyer regarding this Agreement, and that he executes this Agreement of his own free act and deed.

        10. Entire Agreement. This Agreement contains all the terms and conditions agreed upon by the parties with respect to the subject matters hereof, and the parties agree that there are no other terms or conditions of this Agreement, except as expressly set forth herein. Further, the parties agree that this Agreement shall not be altered or modified or in any way changed except in writing signed by the parties.

        11. Presentation Date. This Agreement is presented to Manna for consideration as of the date this Agreement is signed by Manna as set forth below (the "Presentation Date"). Manna shall be entitled to twenty-one (21) days from the Presentation Date to consider this Agreement. If Manna has any questions or concerns about this document he is advised by the Company to consult with an attorney or anyone else he chooses during this twenty-one (21) day period prior to executing this Agreement. The execution of this Agreement by the Company shall constitute a binding written offer of the Agreement but shall remain valid for written acceptance by Manna only for a period of twenty-one
(21) days from the Presentation Date.

        12. Effective Date. If Manna executes the Agreement within twenty-one
(21) days from the Presentation Date, the parties agree that Manna shall have seven (7) days from this execution date to revoke the Agreement, and that if not revoked, the Agreement shall become effective and enforceable on the day after the seven (7) day revocation period has expired (the "Effective Date").

[remainder of page is intentionally left blank]

Severance and Release Agreement                                      Page 3 of 4

IN WITNESS WHEREOF, the undersigned, with authority duly given, hereto set their hands and seals as of the dates set forth below.

        Executed by the Company, this 2nd day of March, 1999.

                                      INTER*ACT SYSTEMS, INCORPORATED

                                      By: Stephen R. Leeolou
                                          ----------------------
                                          Chairman & CEO

ATTEST:

-----------------------
         Secretary

THIS DOCUMENT WAS PRESENTED TO THOMAS A. MANNA FOR
CONSIDERATION ON JANUARY 23, 1999.

                                         /s/Thomas A. Manna
                                         ------------------------
                                        Thomas A. Manna

WITNESS:

-------------------------------
Name:

           Executed by Thomas A. Manna this ___ day of ________, 1999.

                                        /s/Thomas A. Manna
                                        --------------------------
                                        Thomas A. Manna

WITNESS:

-------------------------------
Name:

Signed before me this 12th day of February 1999

/s/Suzanne L. Geary
--------------------
Suzanne L. Geary
Notary Public

Severance and Release Agreement                                      Page 4 of 4